Exhibit 3




                            ARTICLES OF INCORPORATION
                                       OF
                             RANKIN MANAGEMENT, INC.

      The undersigned, Alfred M. Rankin, Jr., desiring to form a corporation for profit (the "Corporation") under the provisions of the Georgia Business Corporation Code, does hereby certify that:

                                 ARTICLE I: NAME

      The name of the Corporation shall be Rankin Management, Inc.

                         ARTICLE II: PERIOD OF DURATION

      The Corporation shall have perpetual duration.

                              ARTICLE III: PURPOSES

      The Corporation is organized as a corporation for profit pursuant to the Georgia Business Corporation Code and for any lawful purpose or purposes not specifically prohibited to corporations under the applicable laws of the State of Georgia, and shall be authorized in connection therewith to carry on any lawful business.

                     ARTICLE IV: REGISTERED OFFICE AND AGENT

      The initial registered agent of the Corporation shall be Corporation Service Company. The address of the initial registered office and the initial registered agent of the Corporation shall be 100 Peachtree Street, Atlanta, Fulton County, Georgia 30303. The initial address of the principal office of the Corporation is Suite 300, 5875 Landerbrook Drive, Mayfield Heights, Ohio 44124-4017.

          ARTICLE V: AUTHORIZED SHARES / TERMS / TRANSFER RESTRICTIONS

      The number of shares which the Corporation is authorized to have outstanding is 21,000 shares, consisting of 20,000 shares of Class A Common Stock (the "Class A Stock"), without par value, and 1,000 shares of Class B Common Stock (the "Class B Stock"), without par value (the Class A Shares and Class B Shares are collectively referred to as the "Common Stock").

      The express terms of the shares of Common Stock are as follows:






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                        EXPRESS TERMS OF THE COMMON STOCK

      (A) Issuance of New Shares. The Corporation shall not issue shares of Common Stock without the consent of a majority of the holders of the Class A Stock.

      (B)   Pre-Emptive  Rights.   Holders  shall,  upon  the  offering  by  the
            Corporation for sale of shares of any class of stock of the Corporation, have the right, during a reasonable period of time and on substantially the same terms that such shares are being offered or sold, to purchase such shares in proportion to their respective holdings of Common Stock.

      (C)   Transferability

            (1) Definitions. The following terms when used in these Articles shall have the meanings set forth below:

                   (a) "Act" shall mean the Securities Act of 1933, as amended.

                   (b) "Authorized Transferee" with respect to a Shareholder means the Family Group of such Shareholder, the Original Shareholder of such Family Group, and any Family Member of such Family Group who (i) is a Permitted Transferee, and (ii) is a "Participating Stockholder" under Section 1.12 of the NACCO Stockholders Agreement.

                   (c) "Charitable Organization" means any organization contributions to which are deductible for federal income, estate or gift tax purposes. A Charitable Organization is an Outside Shareholder unless prior to the Transfer of Shares to such Charitable Organization, the Board of Directors of the Corporation designates such Charitable Organization as a Family Member, in which event a Charitable Organization so designated shall, with respect to the Shares transferred to it by any Shareholder, be considered a Family Member of and a member of the Family Group of such Shareholder.

                   (d) "Fair Market Value" means the price at which the subject Shares would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both being reasonably informed of the relevant factors and in light of the circumstances and prospects surrounding the business of the Corporation. A determination of the Fair Market Value of the subject Shares shall take into consideration appropriate discounts for lack of marketability and minority interest related to such Shares, but will not take into consideration the affect of any liquidity provided by the provisions of Article V(D)(5)(c).


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                   (e)   "Family Group" shall mean an Original Shareholder,  and
                         his Family Members so long as such Original Shareholder or any such Family Members own any Shares.

                   (f) "Family Member" shall mean a spouse or surviving spouse of an Original Shareholder, any descendant of an Original Shareholder, a spouse or surviving spouse of any such descendant, or any Qualified Fiduciary or any Charitable Organization designated as a Family Member by the Board of Directors of the Corporation. Notwithstanding anything to the contrary contained herein:

                         (i) the surviving spouse of an Original Shareholder or of a descendent of an Original Shareholder shall cease to be a Family Member upon the remarriage of such person to other than an Original Shareholder or descendent of an Original Shareholder; and

                         (ii) the spouse of an Original Shareholder or of a descendent of an Original Shareholder shall cease to be a Family Member upon legal separation, divorce or dissolution of such spouse's marriage to said Original Shareholder or descendent; and

                         (iii) a Qualified  Fiduciary shall cease to be a Family
                               Member from and after any event or lapse of time which causes such fiduciary to no longer qualify as a Qualified Fiduciary as defined in Article V(C)(1)(q).

                   (g) "Family Shareholder" shall mean a Shareholder who is, and only so long as such Shareholder is, an Original shareholder or a Family Member.

                   (h) "NACCO Stockholders' Agreement" means the Stockholders' Agreement dated as of March 15, 1990 by and among the Participating Stockholders, NACCO and Ameritrust Corporation National Association, a national banking association, as depository, as amended from time to time.

                   (i)   "NACCO   Restated   Certificate"   means  the  Restated
                         Certificate of Incorporation of NACCO, as amended from time to time.

                   (j)   "Objecting  Party"  shall have the meaning set forth in
                         Article V(C)(1)(p)(i).

                   (k) "Original Shareholder" shall mean the Shareholders of the Corporation whose subscriptions for Class A Stock are accepted by the Incorporator of the Corporation.

                   (l) "Outside Shareholder" shall mean a Shareholder who is not then a member of a Family Group, including, without limitation, a Shareholder who has

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                         ceasedto  be a Family  Member  pursuant to the terms of
                         Articles      V(C)(1)(f)(i),      V(C)(1)(f)(ii)     or
                         V(C)(1)(f)(iii), except that, the parent of an Original Shareholder shall not be an "Outside Shareholder" for purposes of the exercise of the Call Option.

                   (m) "Permitted Transferee" means a "Permitted Transferee" as defined under Article FOURTH, Section 4 of the NACCO Restated Certificate.

                   (n) "Person" means any individual, estate, trust, corporation, partnership, limited liability company, joint venture, unincorporated organization or other entity, association or organization.

                   (o) "Proportionate Part" means a fraction, the numerator of which is the number of Shares held by a Family Group and the denominator of which is the number of Shares held by all Family Groups.

                   (p) "Purchase Price" shall mean the Fair Market Value of the Offered Shares or Option Shares, as the case may be, determined as follows:

                         (i) Initial Value. The Board of Directors of the Corporation shall from time to time determine a per share value for the Shares (the "Initial Value") based upon such considerations as the Board of Directors of the Corporation, in its sole discretion, determines to be relevant to such valuation. If a Selling Shareholder or Outside Shareholder (for purposes of this Article V(C)(1)(p), the "Objecting Party") does not provide written objections to Corporation concerning the Initial Value set forth in the Valuation Notice within 10 days after the date of such Valuation Notice, the Purchase Price shall be equal to the Initial Value.

                         (ii) Appraised Value. If an Objecting Party objects in writing to the Initial Valuation within 10 days after its receipt of the Valuation Notice, the Objecting Party, within fourteen (14) days from the date of such written objection, shall engage an appraiser (the "Initial Appraiser") to determine within 30 days of such appointment the Fair Market Value of the Shares (the "First Appraised Value"). The cost of the First Appraiser shall be borne by the Objecting Party. If the First Appraised Value is at least eighty percent (80%) of the Initial Value but less than one hundred twenty percent (120%) of the Initial Value, then the Purchase Price shall be the average of the Initial Value and the First Appraised Value. If the First Appraised Value is less than eighty percent (80%) of the Initial Value or more than one hundred twenty percent (120%) of the Initial Value, then the Corporation and the Objecting Party shall, within fourteen
                               (14) days from the date of the First Appraised Value, mutually agree on an appraiser (the "Independent Appraiser"). The cost of the Independent Appraiser shall be

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                               borne   equally  by  the   Corporation   and  the
                               Objecting Party. The Independent Appraiser shall determine within 14 days after its appointment the Fair Market Value of the Shares (the "Final Valuation"), but such Final Valuation shall be not less than the smaller of the Initial Value and the First Appraised Value nor greater than the larger of the Initial Value and the First Appraised Value. The Purchase Price shall be equal to the Final Valuation and shall be final
                               and   binding   for   purposes   of  the  subject
                               transaction.

                         (iii) Mutually     Agreed    Upon    Purchase    Price.
                               Notwithstanding the procedure set forth above, the Corporation and an Objecting Party may, prior to or at any time during the appraisal process, mutually agree on a single independent appraiser to determine the Purchase Price, which determination shall be binding on all of the parties, or may agree in writing upon a Purchase Price.

                         (iv) Cooperation with Appraisers. The Corporation shall cooperate in assisting the appraisers in determining the Purchase Price, including providing reasonable access to the books and records of the Corporation and to such other information as the appraisers reasonably request in connection with such determination; provided, however, that nothing herein shall require the Corporation to disclose privileged or proprietary information; and provided further, that the Corporation may require such appraisers to enter into such confidentiality and non-disclosure agreements as the Corporation reasonably believes to be necessary to protect the interests of the Corporation and its Shareholders.

                   (q) "Qualified Fiduciary" means (i) the trustee of any trust (including without limitation a voting trust) if and as long as the trust is held for the benefit of one or more Permitted Transferees and no other Person, or
                         (ii) the executor, administrator, guardian, personal representative or other fiduciary of a deceased, incompetent, bankrupt or insolvent Permitted Transferee; provided that any such trust must prohibit the transfer of Shares to any Persons other than (x) the Person or Persons who established the trust, and
                         (y) Authorized Transferees of the Person or Persons who established such trust.

                   (r) "Shares" means shares of the Common Stock.

                   (s) "Shareholder" shall mean each Original Shareholder, each Authorized Transferee who acquires Shares and any other Person who acquires Shares as the result of a Transfer of Shares to such Person.

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                   (t)   "Starting  Date"  means,  with  respect to any Seller's
                         Notice   or  Call   Notice,   the  date  of  the  final
                         determination of the Purchase Price relating to such notice.

                   (u) "Transfer" means any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer (including, without limitation, a transfer by will or intestate distribution), gift or attempt to create or grant a security interest in Shares, whether voluntary, involuntary, by operation of law or otherwise. Without limiting the rights of the Corporation and the Family Groups under Article V(D)(4), the occurrence of an event discussed in Articles V(C)(1)(f)(i), V(C)(1)(f)(ii), or V(C)(1)(f)(iii), pursuant to which a Family Member ceases to be a Family Member and is thereafter treated as an Outside Shareholder, shall not constitute a "Transfer" giving rise to the exercise of Purchase Rights under Article V(D)(3).

                   (v) "Valuation Notice" shall mean the notice given by the Corporation pursuant to Articles V(D)(3)(b) or V(C)(1)(u), V(D)(4)(a) and stating the Initial Value at which a Purchase Right or a Call Option is to be exercised.

      (D)   Restrictions on Transfers of Shares

            (1) Restriction on Transfers. Except as otherwise provided herein, no Shareholder shall, either during the Shareholder's lifetime or upon the Shareholder's death, Transfer any of the Shares now owned or hereafter acquired by such Shareholder. Without limiting the foregoing, a Shareholder shall not transfer any of his, her or its Shares to any Person or in any manner which would cause the Corporation's election to be treated as an S Corporation under the Internal Revenue Code of 1986, as amended, to be terminated or revoked or which would be contrary to the provisions of the NACCO Restated Certificate or the NACCO Stockholders' Agreement. In the event of any purported or attempted Transfer of Restricted Shares that does not comply with these Articles, the purported transferee or successor by operation of law shall not be deemed to be a stockholder of the Corporation for any purpose and shall not be entitled to any of the rights of a stockholder of the Corporation, including, without limitation, the right to vote the Shares or to receive a certificate for Shares or any dividends or other distributions on or with respect to Shares. Any purported or attempted transfer of Shares made other than in accordance with these Articles shall be void ab initio and the last holder of record who acquired such Shares in a manner not contrary to the provisions of these Articles shall be recognized as the holder of such Shares for all purposes and such Shares shall be deemed owned by such recognized holder.

            (2) Unrestricted Transfers. Notwithstanding anything to the contrary contained herein, each Original Shareholder or Authorized Transferee of such Original Shareholder shall be entitled to Transfer all or any portion of his, her or its

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                   Shares  to  any   Authorized   Transferee  of  such  Original
                   Shareholder, without need to comply with the other provisions of these Articles.

            (3) Purchase Right. At any time after the date hereof, the Corporation and the Family Groups shall have a right of first refusal (the "Purchase Right") to purchase, pursuant to the terms of this Article V(D)(3), from any Shareholder (for purposes of this Article V(D)(3), a "Selling Shareholder") intending to Transfer, other than as permitted in Article V(D)(2), all or any portion of his, her or its Shares (including any Shares acquired after the date hereof).

                   (a) A Selling Shareholder intending to Transfer all or any portion of his, her or its Shares shall first deliver to the Corporation a written notice (the "Seller's Notice") specifying (i) the number of Shares to be transferred (the "Offered Shares"); and (ii) the identity of the proposed transferee.

                   (b) Within 10 days after the Corporation's receipt of the Seller's Notice, the Corporation shall deliver to the Selling Shareholder a Valuation Notice setting forth the Initial Value and the Corporation and the Selling Shareholder shall commence the process to determine the Purchase Price pursuant to Article V(C)(1)(p).

                   (c) Within 10 days after Starting Date, the Corporation shall notify each Family Shareholder (other than the Selling Shareholder) of (i) the Starting Date; (ii) the number of Offered Shares; and (iii) the Purchase Price. The Corporation's notice shall include a copy of the Seller's Notice.

                   (d) Within 40 days after the Starting Date, each Shareholder shall notify the Corporation of how many, if any, of the Offered Shares he or she elects to purchase.

                   (e) Within 50 days after the Starting Date, the Corporation shall provide written notice to the Selling Shareholder and to each other Shareholder of (i) the number of Offered Share to be purchased by Family Shareholders and the allocation of the Offered Shares among the Family Shareholders pursuant to the terms of Article V(D)(5); (ii) the number of Offered Shares to be purchased by the Corporation; and (iii) the time, date and place of closing which shall be no sooner than 90 days after the Starting Date and no later than 120 days after the Starting Date.

            (4) Call Options to Purchase Shares. At any time after the date hereof, the Corporation and the Family Groups shall have the option (the "Call Option") to purchase from any Shareholder who is then an Outside Shareholder all, but not less than all, of the Shares (the "Option Shares") directly or indirectly owned by such Outside Shareholder, and upon the exercise of a Call Option such Outside Shareholder shall be obligated to sell to the purchasing Shareholders or the

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                   Corporation,  as the case may be, all (but not less than all)
                   of his, her or its Option Shares. The Call Option shall be exercised as follows:

                   (a) Within thirty (30) days after the determination by the Board of Directors of the Corporation to exercise a Call Option with respect to an Outside Shareholder, the Corporation shall provide written notice (the "Call Notice") of such exercise to the Selling Outside Shareholder of (i) the exercise of the Option; (ii) the number of Option Shares; and (iii) the Initial Value of the Option Shares. Thereafter, the Corporation and the Outside Shareholder shall determine the Purchase Price in accordance with Article V(C)(1)(p).

                   (b) Within ten (10) days after the Starting Date, the Corporation shall provide notice of such exercise to each Shareholder who is then a member of a Family Group (a "Family Shareholder") of (i) the exercise of the Option; (ii) the number of Option Shares; (iii) the Purchase Price of the Option Shares; and (iv) the Starting Date.

                   (c) Within 40 days after the Starting Date, each Family Shareholder shall notify the Corporation of how many, if any, of the Option Shares he, she or it elects to purchase.

                   (d) Within 50 days after the Starting Date, the Corporation shall provide written notice to the selling Outside Shareholder and to each Family Shareholder of (i) the allocation of the Option Shares among the Family Shareholders pursuant to the terms of Article V(D)(5);
                         (ii) the number of Option Shares to be purchased by the Corporation; and (iii) the time, date and place of closing which shall be no sooner than 90 days after the Starting Date and no later than 120 days after the Starting Date.

                   (e) If the Corporation and the Family Shareholders do not together elect to purchase all of the Option Shares then the Outside Shareholder shall not be obligated to sell any of the Option Shares; provided, however, that the Corporation and the Family Shareholders shall continue to have the right to exercise a Call Option with respect to such Option Shares at anytime thereafter.

                   (f) The Option Shares shall be allocated among the Corporation and the Family Groups, and within each Family Group among its members, in the manner provided in Article V(D)(5).

            (5) Allocation of Offered Shares and Option Shares. Offered Shares and Option Shares shall be allocated among the Corporation and the Family Shareholders pursuant to the terms of this Article V(D)(5). At the Closing, the Corporation and such Family Shareholders, as the case may be, shall be obligated to purchase the Offered

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                   Shares or Option  Shares so  allocated  pursuant to the terms and provisions of these Articles. Notwithstanding anything to the contrary contained herein, no Shareholder shall be entitled to receive, or be obligated to purchase, more Shares than such Shareholder has elected to purchase pursuant to
                   Article  V(D)(3)(d)  or  V(D)(4)(c),  as the case may be. All
                   Offered Shares or Option Shares shall be allocated as follows:

                   (a) Allocation to Original Holders of Offered Shares. The Shares to be allocated shall first be allocated to the members of the Family Group (the "Original Holders") in which the Selling Shareholder is a Family Member who have elected to purchase any portion of such Shares, or if the Selling Shareholder is an Outside Shareholder, from which the Selling Shareholder, or his, her or its predecessors in interest, acquired such Shares. Such Shares shall be allocated in accordance with Article V(D)(5)(b).

                   (b) Allocation among Family Groups. Any Offered Shares or Option Shares not allocated pursuant to Article V(D)(5)(a) (the "Remaining Shares") shall be allocated among the Family Groups (other than the Original Holders) which have Shareholders electing to purchase Offered Shares or Option Shares as follows:

                         (i) If a Family Group has collectively elected to purchase a number of Offered Shares or Option Shares which is less than or equal to its Proportionate Part of the Remaining Shares, then such Family Group shall be allocated the number of Shares that its members have elected to purchase.

                         (ii) If a Family Group has collectively elected to purchase a number of Offered Shares or Option Shares which is greater than its Proportionate Part of the Remaining Shares, then such Family Group shall, in the first instance, be allocated its Proportionate Part of the Remaining Shares.

                         (iii) If  additional  Remaining  Shares  remain  to  be
                               allocated after the application of subsections a. and b. above (the "Outstanding Remaining Shares"), then each Family Group which has collectively elected to purchase a number of Offered Shares or Option Shares which exceeds its Proportionate Part shall be allocated an additional number of the Remaining Shares equal to the lesser of:

                               A) The number of Offered Shares or Option Shares which such Family Group elected to purchase but which were not allocated to it by reason of subsection (ii) above, or

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                               B)    That portion of the  Outstanding  Remaining
                                     Shares   represented   by  a  fraction  the
                                     numerator  of which is the number of Shares
                                     held by such  Family  Group  (prior to such
                                     allocation),  and the  denominator of which
                                     is the number of Shares  held by all Family
                                     Groups  which have  elected  to  purchase a
                                     number of Offered  Shares or Option  Shares
                                     in  excess of the  number of those  Offered
                                     Shares   or   Option   Shares    previously
                                     allocated   to  them  under  this   Article
                                     V(D)(5).

                         (iv) Any Shares remaining to be allocated after the application of subsections (i), (ii) and (iii) above, shall be allocated in accordance with the procedures described in subsection (iii) above until either A) all of the Offered Shares or Option Shares which Family Shareholders, as the case may be, have elected to purchase have been allocated, or B) there remains only one Family Group which has not been allocated all of the Shares it has elected to purchase, in which event all of the then unallocated Offered Shares or Option Shares shall be allocated to such Family Group up to the amount that such Family Group elected to purchase.

                   (c) Allocation to the Corporation. The Corporation shall purchase any Offered Shares not allocated to a Family Group. The Corporation may, but shall not be obligated to, purchase any Option Shares not allocated to a Family Group.

                   (d) Allocation of Shares among Family Group Members. Offered Shares or Option Shares allocated to a Family Group shall be allocated among the Family Shareholders of such Family Group, as follows:

                         (i) First, to the Original Shareholder of such Family Group in an amount equal to the number of Offered Shares or Option Shares such Original Shareholder elects to Purchase; and

                         (ii) Second, to each Shareholder of such Family Group, other than the Original Shareholder, electing to purchase Offered Shares or Option Shares in an amount determined by multiplying A) the number of Shares allocated to such Family Group and not purchased by the Original Shareholder, by B) a fraction, the numerator of which is the number of Shares subscribed for by such Shareholder, and the denominator of which is the aggregate number of Shares subscribed for by all Shareholders of a Family Group, other than the Original Shareholder.

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

      (E) General Restrictions/Covenants on Transfers.

            (1) Securities Law Restrictions. Notwithstanding any other provision of these Articles, but subject to express written waiver by the Corporation in the exercise of its good faith and reasonable judgment, no Shareholder shall Transfer any Shares without the registration of the Transfer of such Shares under the Act or until the Corporation shall have received such legal opinions or other assurances that such Transfer is exempt from the registration requirements under the Act and applicable state securities laws as the Corporation in its good faith and reasonable discretion deems appropriate in light of the facts and circumstances relating to such proposed Transfer, together with such representations, warranties and indemnifications from the transferor and the transferee as the Corporation in its good faith and reasonable discretion deems appropriate to confirm the accuracy of the facts and circumstances that are the basis for any such opinion or other assurances and to protect the Corporation and the other Shareholders from any liability resulting from any such Transfer.

            (2) Legends. All certificates representing Shares now or hereafter issued by the Corporation shall bear appropriate legends indicating the existence of the restrictions on Transfer imposed by these Articles

      (F) Closing.

            (1) Terms of Sale. The Purchase Price for all Common Stock purchased pursuant to Article V(D)(3) or Article V(D)(4) shall be paid at the Closing in immediately available United States Funds.

            (2) Closing.

                   (a) The closing of the purchase and sale of any Common Stock pursuant to these Articles shall occur at the time, date and place specified by the Corporation in its written notice pursuant to Articles V(D)(3)(e)(iii) or V(D)(4)(d)(iii), as the case may be.

                   (b) At closing, the endorsed certificate or certificates evidencing the Common Stock to be sold, together with executed "stock power" transfer instruments, separate from such certificate(s), shall be respectively delivered by the seller to each purchaser against payment of such purchasers' portion of the Purchase Price. Such delivery shall constitute warranties by the seller thereof that such seller has full authority to deliver such certificate(s) and that the stock evidenced thereby is free and clear of all liens, encumbrances or other outstanding interests of any nature, other than those created pursuant to the terms of these Articles.

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

            (3) Legal Requirements. The purchase and sale of any Common Stock pursuant to these Articles shall be subject to compliance with all applicable state and federal securities laws, and each Shareholder agrees without additional consideration to do all necessary things reasonably requested by the Corporation in connection therewith, the reasonable expenses of such to be paid by the selling Shareholder(s).

      (G)   Voting Rights

            (1) Class A Stock. The Class A Stock, except to the extent provided for herein, shall have the entire voting power in regard to the stock of the Corporation. Each share of Class A Stock shall be entitled to one vote.

            (2) Class B Stock. The Class B Stock shall not have any voting power in regard to the stock of the Corporation, except that each share of Class B Stock shall be entitled to one vote with respect to the following matters or circumstances:

                   (a) Amendments  to these  Articles  of  Incorporation  or the
                       By-laws of the Corporation;

                   (b) As required by the Georgia Business Corporation Law; and

                   (c) As otherwise expressly provided by these Articles.

      (H) Dividend and Liquidation Rights. Except as required by law, the record holders of Class A Stock and Class B Stock shall share, on an equal basis based upon such record holders' holdings of Common Stock, in all dividends declared by the Corporation and all assets of the Corporation distributed upon liquidation.

                          ARTICLE VI: PREEMPTIVE RIGHTS

      None of the holders of shares of any class of stock of the Corporation shall be entitled as a matter of right to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class now or hereafter authorized, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of stock of the Corporation of any class now or hereafter authorized, or any shares, evidences of indebtedness, or any other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any new or additional shares.

                           ARTICLE VII: STATED CAPITAL

      The Corporation will commence business without any allocation to stated capital.

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

                          ARTICLE VIII: CAPITAL SURPLUS

      The Corporation shall have the authority to be exercised by its Board of Directors of the Corporation, from time to time, to distribute to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or property, and to purchase its own shares out of unreserved and unrestricted capital surplus available therefore, subject to the provisions of the Georgia Business Corporation Code.

                ARTICLE IX: SHAREHOLDER ACTION BY WRITTEN CONSENT

      To the extent allowed by law, any action that is required to be, or may be, taken at a meeting of the shareholders of the Corporation may be taken without a meeting if written consent, setting forth the action, shall be signed by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by classes) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice shall be given within ten days of the taking of corporate action without a meeting by less than unanimous written consent to those shareholders on the record date whose shares were not represented on the written consent.

          ARTICLE X: LIMITATION OF DIRECTOR LIABILITY / INDEMNIFICATION

      (A) Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, except for liability (1) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) of the types set forth in Section 14-2-832 of the Georgia Business Corporation Code, or
(4) for any transaction from which the director derived an improper personal benefit. The provisions of this article shall not apply with respect to acts or omissions occurring prior to the effective date of this article.

      (B) Modification of Article X by Shareholders. Any repeal or modification of the provisions of this article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

      (C)  Changes in Law Regarding Director Liability

            (1) If the Georgia Business Corporation Code hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Georgia Business Corporation Code.

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

            (2) If any provision of this article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                              ARTICLE XI: AMENDMENT

      These Articles may be amended only with the affirmative vote of the holders of not less than ninety percent (90%) of each class of Common Stock.

                           ARTICLE XII: CHANGES IN LAW

      Any and every statute of the State of Georgia hereafter enacted, whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Georgia are increased of diminished or in any away affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statute had been in force at the date of filing these Articles of Incorporation of the Corporation in the office of the Secretary of State of the State of Georgia.

                           ARTICLE XIII: INCORPORATOR

      The name and address of the incorporator is as follows:

                   Alfred M. Rankin, Jr.
                   5875 Landerbrook Drive
                   Mayfield Heights, Ohio 44124-4017

            Executed as of the 14th day of November, 1996.





                           /s/ Alfred M. Rankin, Jr.
                           Alfred M. Rankin, Jr., incorporator

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